PROMISSORY NOTE
NON INTEREST-BEARING DEMAND

Amount: USD $6,648,304                                          Due:  On Demand

FOR VALUE RECEIVED the undersigned, 1974568 Ontario Limited (the “Corporation”), acknowledges itself indebted to and unconditionally promises to pay to the order of Double Diamond Holdings Ltd. (the “Shareholder”), the principal amount of USD $6,648,304 without interest, ON DEMAND.

The Corporation may at any time, without notice, bonus or penalty, pay all or part of the amount outstanding under the promissory note. This promissory note is non-assignable and non-transferable without the prior written consent of the Corporation.

This promissory note is issued pursuant to and shall be interpreted and enforced in accordance with, and the obligations of the Corporation shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The Corporation hereby waives presentment for payment, notice of dishonour, protest and notice of protest, bringing of suit and diligence in taking any action.

IN WITNESS WHEREOF the Corporation has duly executed and delivered this promissory note.

DATED as of the 21st of February, 2023.

1974568 ONTARIO LIMITED
By:
Authorized Signing Officer